Exhibit 4(e)

U.S.REALTY PARTNERS LIMITED PARTNERSHIP

AMENDMENT TO THE

AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

This AMENDMENT (this "Amendment") dated as of April 12, 2005, to the AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (the "Partnership Agreement") of U.S. REALTY PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership (the "Partnership"), is entered into by the undersigned.

WITNESSETH:

WHEREAS, pursuant to Section 17.1(a) of the Partnership Agreement, Limited Partners

who own more than 50% of the Units which actually voted have consented in writing to this Amendment to the Partnership Agreement; and

WHEREAS, pursuant to the Partnership Agreement the General Partner may execute this Amendment to the Partnership Agreement on behalf of the Partnership and the Limited Partners;

NOW, THEREFORE, the parties agree as follows:

1.                  Article 5 of the Partnership Agreement is hereby amended to read in its entirety asfollows:

"The Partnership shall have a term commencing on January 24, 1986, and continuing until December 31, 2021, unless the Partnership is sooner terminated as herein provided or as provided by law."

2.                  Except as amended and modified by this Amendment, all other terms of the Partnership Agreement shall remain unchanged.

3.                   This Amendment shall be governed by and construed as to validity, enforcement, interpretations, construction, effect and in all other respects by the internal laws of the State of Delaware.

4.                  All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Partnership Agreement,

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and their respective signatures to be hereunto affixed and attested, all as of the day and year first above written.

Corporate General Partner

U. S. Realty I Corporation

By:  /s/Steven D. Cordes

Name: Steven D. Cordes
Title: Senior Vice President

Individual General Partner

AIMCO Properties, L.P.

By: AIMCO-GP, Inc., its General Partner

By:  /s/Steven D. Cordes
Name: Steven D. Cordes
Title: Senior Vice President

Limited Partners

By:  U.S. Realty I Corporation, as attorney-in fact pursuant to the power of attorney provided in Article 16 of the Partnership Agreement.

By:  /s/Steven D. Cordes
Name: Steven D. Cordes
Title:  Senior Vice President